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                                                                     EXHIBIT  11

                                   AMRE, INC.

               COMPUTATION OF WEIGHTED AVERAGE SHARES OUTSTANDING

                                 (IN THOUSANDS)


                                                              QUARTERLY PERIODS ENDED
                                                              ------------------------
                                                              APRIL 2,        MARCH 27,
                                                                1995            1994
                                                              -------         ---------
Common Stock outstanding  . . . . . . . . . . . .              12,850           12,850
Common Stock equivalents  . . . . . . . . . . . .                 456                1
                                                              -------          -------
Weighted average number of shares
    outstanding . . . . . . . . . . . . . . . . .              13,306           12,851
                                                              =======          =======